UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2018

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 30, 2018, the Board of Directors (the “Board”) of XOMA Corporation (the “Company” or “XOMA”) increased the size of the Board from five to six directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Barbara Kosacz, J.D., a partner of Cooley, LLP and the international head of its life sciences practice, to the Board, effective January 1, 2019.

Ms. Kosacz will be compensated for her service on the Board in accordance with the Company’s Director Compensation Policy, as currently in effect. In connection with her election to the Board, Ms. Kosacz was granted a non-statutory stock option to purchase 19,979 shares of the Company’s Common Stock (the “Initial Grant”) under the Company’s 2010 Long Term Incentive and Stock Award Plan (the “Plan”), with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The shares subject to the Initial Grant will vest in equal monthly installments measured from the date of grant over the period of three years, such that the Initial Grant will be fully vested on the three-year anniversary of the date of grant, subject to Ms. Kosacz’s continuous service (as defined in the Plan). As a non-employee director, Ms. Kosacz will also be entitled to receive annual stock option grants under the Plan, and to receive the Company’s standard cash compensation paid to the Company’s non-employee directors as described under “Director Compensation” in the Proxy Statement filed by the Company with the Securities and Exchange Commission on April 3, 2018.

In connection with her appointment, it is anticipated that Ms. Kosacz will enter into an indemnification agreement with the Company substantially in the form of the Amended and Restated Indemnification Agreement for Non-employee Directors previously approved by the Board, which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006 filed with the SEC on March 8, 2007, and is incorporated by reference herein (the “Indemnity Agreement”).

Ms. Kosacz was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Except for Cooley LLP providing legal services to the Company, Ms. Kosacz has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: January 3, 2019	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer